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                                                                    EXHIBIT 23.4

Vivendi Universal
Registration Statement, Form F-4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Canal+, we consent to the use in this joint proxy statement-prospectus forming a part of this Registration Statement on Form F-4, as amended, filed by Vivendi Universal of (i) our report dated March 8, 2000 (except with respect to matters discussed in Note IX as to which the date is October 27, 2000), relating to the consolidated balance sheet of Canal+ and its subsidiaries as of December 31, 1999 and the related consolidated statements of income for the year then ended and the information relating to accounting principles generally accepted in the United States appearing in Note IX and (ii) our report dated March 8, 2000 relating to the consolidated balance sheet of Canal+ and its subsidiaries as of December 31, 1998 and the related consolidated statements of income for each of the years in the two year period ended December 31, 1998. We also consent to all references to our Firm included in this joint proxy statement-prospectus.

                                 Paris, France
                                October 27, 2000

          /s/ RSM SALUSTRO REYDEL                        /s/ BARBIER FRINAULT & CIE
--------------------------------------------    --------------------------------------------
            RSM Salustro Reydel                            Barbier Frinault & Cie
                                                      A member firm of Arthur Andersen
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